EXHIBIT 99.1



                          [BANK OF NEW YORK LETTERHEAD]

                                BANK OF NEW YORK

                              Officer's Certificate
                              ---------------------

                                 March 28, 2003



MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

                   PREFERREDPLUS AND PPLUS TRUST CERTIFICATES

The undersigned, Kevin Cremin, Vice-President-Business Manager of The Bank of New York, a New York corporation (the "Trustee"), hereby certifies in such capacity that, based on his/her knowledge, the Trustee is in compliance with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20, 1998 between Merrill Lynch Depositor Inc. as depositor (the "Depositor") and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the "Securities Intermediary"), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each series of trust certificates listed in the attached schedule.



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                                                  Very truly yours,

                                                  BANK OF NEW YORK
                                                  not in its individual capacity
                                                  but as Trustee


                                                  By: /s/ Kevin Cremin
                                                    ----------------------------
                                                  Name: Kevin Cremin
                                                  Title:  Vice President



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                                    SCHEDULE

Public STEERS(R) Series 1998 IBM Z-2 Trust
Public STEERS(R) Series 1998 H-Z3 Trust
Public STEERS(R) Series 1998 F-Z4 Trust
Public STEERS(R) Series 1998 TRV-C1 Trust
Public STEERS(R) Series 1998 HLT-1 Trust
Public STEERS(R) Series 1999 REN-C1 Trust
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series BLS-1
PreferredPLUS Trust Series ATT-1
PreferredPLUS Trust Series NAI-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series BLC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series BLC-2
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series MSD-1
PreferredPLUS Trust Series VER-1
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series GRC-1
PPLUS Trust Series PMC-1
PPLUS Trust Series VAL-1
PPLUS Trust Series GSG-1

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